Exhibit 14.1

SARBANES-OXLEY CODE OF ETHICS FOR PRINCIPAL EXECUTIVE,
FINANCIAL AND ACCOUNTING OFFICERS

Background

In accordance with the SOX Act and the rules promulgated thereunder by the SEC, a business development company is required to file, on an annual basis, a report on Form 10-K in which the BDC must disclose whether it has adopted, for the purposes set forth below, a code of ethics applicable to certain of its officers.

Such a code of ethics will govern the conduct of a business development company’s principal executive officer, the principal financial officer, the principal accounting officer or controller or persons performing similar functions (each a “Covered Officer” and collectively, “Covered Officers”), regardless of whether such persons are employed by the BDC or a third party for the purpose of promoting:

o	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

o
Full, fair, accurate, timely, and understandable disclosure in reports and documents that a business development company files with, or submits to, the SEC and in other public communications by the business development company;

o	Compliance with applicable governmental laws, rules and regulations;

o	The prompt internal reporting of violations of the code of ethics to the appropriate persons as set forth in the code of ethics; and

o	Accountability for adherence to the code of ethics.

Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest. All Covered Officers must become familiar and fully comply with the code of ethics.

Policies and Procedures

Conflicts of Interest

A “conflict of interest” occurs when a Covered Officer’s private interest interferes with the interests of, or his service to, the BDC. For example, a conflict of interest would arise if a Covered Officer receives improper personal benefits as a result of his or her position with the BDC.

Certain conflicts of interest may arise out of the relationships between Covered Officers and the BDC and already are subject to conflict of interest provisions in the IC Act and the IA Act. For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the BDC because of their status as “affiliated persons” of the BDC. the BDC and certain of its Service Providers’ compliance programs and procedures are designed to prevent, or identify and correct, violations of these provisions. This code of ethics does not, and is not intended to, repeat or replace these programs and procedures, and such conflicts fall outside the parameters of this code of ethics.

Rather, this code of ethics (the “SOX Code”) is intended to address the Covered Officers’ obligations under the SOX Act.
Although typically not presenting an opportunity for improper personal benefit, conflicts may arise from, or as a result of, the contractual relationship between the BDC and their investment adviser, placement agent, principal underwriter or administrator (each an “Employer”) of which the Covered Officers may be officers or employees. As a result, this SOX Code recognizes that the Covered Officers will, in the normal course of their duties (whether for the BDC or an Employer), be involved in establishing policies and implementing decisions that will have different effects on the Employer and the BDC. The participation of the Covered Officers in such activities is inherent in the contractual relationships between the BDC and the Employers and is consistent with the performance by the Covered Officers of their duties as officers of the BDC. Thus, if performed in conformity with the provisions of the IC Act and the IA Act, such activities normally will be deemed to have been handled ethically. In addition, it is recognized by the Board that the Covered Officers may also be officers or employees of one or more other investment companies covered by this SOX Code or other codes of ethics.

Disclosure Documents and Compliance

Covered Officers must not knowingly make any misrepresentations regarding the BDC’s financial statements or any facts in the preparation of the BDC’s financial statements, and must comply with all applicable laws, standards, principles, guidelines, rules and regulations in the preparation of the BDC’s financial statements. This section is intended to prohibit an officer from knowingly:

•	Making, or permitting or directing another to make, materially false or misleading entries in the BDC’s financial statements or records;

•	Failing to correct the BDC’s financial statements or records that are materially false or misleading when he or she has the authority to record an entry; and

•	Signing, or permitting or directing another to sign, a document containing materially false or misleading financial information.

Each Covered Officer:

•	Should familiarize himself or herself with the disclosure requirements generally applicable to the BDC;

•	Should not knowingly misrepresent, or cause others to misrepresent, facts about the BDC to others, including to the Board, auditors, governmental regulators or self-regulatory organizations;

•	Should promote full, fair, accurate, timely and understandable disclosure in the reports and documents the BDC file with, or submits to, the SEC and in other public communications made by the BDC; and

•	Has the responsibility to promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

Reporting of Violations and Sanctions

Covered Officers should promptly report any conduct or actions by themselves or another Covered Officer that do not comply or otherwise violate this SOX Code to the CCO. The CCO is charged with investigating any allegation and will report his or her findings and recommendations to the Board’s Audit Committee. If the Audit Committee concludes that the Covered Officer has violated this SOX Code, it may impose appropriate sanctions, including:

•	A reprimand;
•	Disgorgement of any profit or restitution of any loss;
•	Imposition of additional controls and procedures;
•	Suspension;
•	Termination; and
•	Any other measure that the Audit Committee may decide is appropriate under the circumstances, including notifying regulatory authorities.

Any matter that the Audit Committee believes is a material violation will be promptly reported to the Board.

A Covered Officer must not retaliate against any other Covered Officer or any employee or agent of an affiliated person of the BDC for good faith reports of potential violations.

Accountability of Covered Officers

Each Covered Officer must:

•
Upon adoption of the SOX Code (or thereafter as applicable, upon becoming a Covered Officer), affirm in writing (in the form attached hereto as Exhibit A) to the Board that he or she has received, read, and understands the SOX Code; and

•	Annually thereafter affirm (in the form attached hereto as Exhibit B) to the Board that he or she has complied with the requirements of the SOX Code.

Other Policies and Procedures

This SOX Code shall be the sole code of ethics adopted by the BDC for purposes of Section 406 of the SOX Act and the rules and forms applicable to RICs thereunder. Insofar as other policies or procedures of the BDC, the Employers or other Service Providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this SOX Code, they are superseded by this SOX Code to the extent that they overlap or conflict with the provisions of this SOX Code. The BDC and any Employer code of ethics under Rule 17j-1 under the IC Act are separate requirements applying to the Covered Officers and others and are not part of this SOX Code.

Amendments

The Board may from time to time amend this SOX Code or adopt such interpretations of this Code as they deem appropriate. Any amendments to this SOX Code will be provided to the Covered Officers.

Internal Use and Confidentiality

All reports and records prepared or maintained pursuant to this SOX Code shall be treated as confidential and shall not be disclosed to anyone other than the Board, the Covered Officers and Fund Counsel, except as otherwise requested in accordance with applicable law.

The SOX Code is intended solely for the internal use by the BDC and does not constitute an admission, by or on behalf of the BDC, as to any fact, circumstance, or legal conclusion.

Exhibit B – Certification and Acknowledgement of Receipt of Supplemental Code of Ethics for Principal Executive, Financial and Accounting Officers

I acknowledge and certify that I have received a copy of the Star Mountain Lower Middle Market Capital Corp.’s BDC Supplemental Code of Ethics for Principal Executive, Financial and Accounting Officers (the “Code”) dated as of the date set forth at the bottom of this page and have read and familiarized myself with the policies and procedures contained therein. By signing below, I agree to abide by those policies and procedures and to promptly report any violation of the Code or suspected violations in accordance with the Code. I understand that my failure to fully comply with all applicable provisions of the Code may subject me to disciplinary action up to and including termination and can also subject me to fines, penalties and even criminal actions.

Officer Name (Please Print)

Officer Signature

Date

Exhibit C – Affirmation of Compliance with the Supplemental Code of Ethics for Principal Executive, Financial and Accounting Officers

I acknowledge and certify that since my date of association with the Star Mountain Lower Middle Market Capital Corp. or the date of execution of my last Affirmation, whichever is later, I have complied fully with the requirements of the Star Mountain Lower Middle Market Capital Corp.’s BDC Supplemental Code of Ethics for Principal Executive, Financial and Accounting Officers (the “Code”) and with any predecessor code applicable during the period covered by this Affirmation.

I further acknowledge and certify that I have read and familiarized myself with the policies and procedures contained in the Code and, by signing below; I agree to abide by those policies and procedures and to promptly report any violation of the Code or suspected violations in accordance with the Code. I understand that my failure to fully comply with all applicable provisions of the Code may subject me to disciplinary action up to and including termination and can also subject me to fines, penalties and even criminal actions.

Officer Name (Please Print)

Officer Signature

Date